--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PACIFIC SCIENTIFIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            KOLLMORGEN CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                             Contacts:   James A. Eder, Esq.
                                                         Kollmorgen Corporation
                                                         860-232-3121
                                                         or
                                                         Roy Winnick/Mark Semer
                                                         Keket and Company
                                                         212-521-4842 or 4802


         KOLLMORGEN TO RECEIVE $27.2 MILLION FOR PATENT SETTLEMENT

WALTHAM, MASS., January 22, 1996--Kollmorgan Corporation (NYSE:KOL) announced today that FANUC LTD of Oshino-mura, Japan, has agreed to pay Kollmorgen $27.2 million under a confidential settlement and paid-up licensing agreement covering certain Kollmorgen motion control patents. The settlement amount, less applicable Japanese withholding taxes, is expected to be received by Kollmorgen in the 1996 first quarter.

Gideon Argov, Kollmorgen's President and Chief Executive Officer, said:
"Kollmorgen has an extensive and valuable portfolio of U.S. and foreign patents in the field of electronic motion control which Kollmorgen recently began to license to third parties. We are pleased that FANUC LTD is among the third parties that have obtained a non-exclusive license from us.

"Unfortunately, the unauthorized use of our patent estate has recently become more widespread. Accordingly, while we have enforced these patents through litigation in the past, we have now begun the process of offering third parties the opportunity to obtain licenses from us before commencing litigation. A number of large domestic and foreign companies have already been contacted and we are notifying other parties that we believe are infringing our patents."

Morgan & Finnegan, Kollmorgen's patent counsel for more than twentty-five years, is assisting the Company in enforcing and licensing these patents.

Kollmorgen's primary business is in the area of high-performance electronic motion control. Growth in this business area is fueled by the need for higher productivity in every industrial, commercial, aerospace, and consumer market segment. Additional information on Kollmorgen can be found on the World Wide Web at http://www.kollmorgen.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements as defined in the federal securities law. Anticipated performance and additional licensing revenues may not be achieved due to a variety of factors, including, but not limited to Kollmorgen's inability to enter into licensing arrangements with third parties or adverse results in future litigations, and other risks detailed in Kollmorgen's filings with the Securities and Exchange Commission.

                                       ###

                                             Contacts:   James A. Eder, Esq.
                                                         Kollmorgen Corporation
                                                         860-232-3121
                                                         or
                                                         Roy Winnick/Mark Semer
                                                         Keket and Company
                                                         212-521-4842 or 4802


         KOLLMORGEN NOTIFIES PACIFIC SCIENTIFIC THAT CERTAIN
      PACIFIC SCIENTIFIC PRODUCTS INFRINGE KOLLMORGEN PATENTS

WALTHAM, MASS., January 22, 1998--KollMorgen Corporation (NYSE:KOL) announced today that it has formally notified Pacific Scientific Company (NYSE:PSX) that certain of Pacific Scientific's motion-control products, representing a substantial percentage of Pacific Scientific's motion-control revenues, infringe Kollmorgen patents.

Kollmorgen said that Pacific Scientific is one of a number of parties on which it is serving notice in connection with what Kollmorgen believes are clear instances of patent infringement. Earlier today, Kollmorgen reported that it will receive a $27.2 million cash settlement from a third party with respect to Kollmorgen's electronic motion control patents.

Gideon Argov, Kollmorgen's Chairman, President and Chief Executive Officer, said: "We have put Pacific Scientific on formal notice that we believe certain of Pacific Scientific's motion-control products, representing a substantial percentage of their motion-control revenues, infringe Kollmorgen patents. As we are doing with other parties, we have offered Pacific Scientific an opportunity to obtain licenses from us."

Mr. Argov continued: "The patent agreement with a third party that we announced this morning, which represents approximately two dollars per share of incremental cash, will generate capital that we did not previously count on receiving, that has not previously appeared in our financial models, but that increases our liquidity, further strengthens our balance sheet, and significantly enhances our financial flexibility."

Kollmorgen's primary business is in the area of high-performance electronic motion control. Growth in this business area is fueled by the need for higher productivity in every industrial, commercial, aerospace, and consumer market segment. Additional information on Kollmorgen can be found on the World Wide Web at http://www.kollmorgen.com.


                                       ###